EXHIBIT 5 and 23(b)
                                                             -------------------

                              CORPORATE LEGAL, P.C.
                         8547 E. Arapahoe Road #J - 382
                        Greenwood Village, Colorado 80112
                             -----------------------

                          GORDON DIHLE, Attorney at Law

Senders Direct Line:  (303) 874-3194    Senders Direct Fax Line:  (303) 874-3198






[filing date]



                     FORM OF OPINION AND CONSENT OF COUNSEL


Integrity Certificate Company
1 North Main Street
Minot, North Dakota 58703


Executives:

We are giving this opinion in connection with the filing with the Securities and Exchange commission ("SEC") by Integrity Certificate Company, a Maryland corporation ("Company"), of the Company's Registration Statement on Form S-1 under the Securities Act of 1933 ("1933 Act") (File No. 333-_____________) (the "Registration Statement"). The Registration Statement under the 1933 Act relates to five types of face-amount certificates, namely, the Harvest, Foundation, Producer, Prime and Resource Certificates (collectively, the "Certificates"), to be offered by the Company.

We have examined the Company's Articles of Incorporation; the Company's By-Laws; certain Board of Directors' resolutions; the Registration Statement as originally filed with the SEC under the 1933 Act on [filing date], substantially in the form in which it is to be filed with the SEC; a Certificate of Status as issued by the Maryland State Department of Assessments and Taxation on ______________________; pertinent provisions of the laws of Maryland; and such corporate and other records, certificates, representations, documents, and statutes that we have deemed relevant in order to render the opinion expressed herein.

Based on such examination, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland; and

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Integrity Certificate Company
[filing date]
Page 2

     2. The Certificates to be offered for sale by the Company, when issued and paid for in the manner contemplated by the Registration Statement will be legally issued, fully-paid, and non-assessable and will constitute legally binding obligations of the Company enforceable against the Company in accordance with their terms.

This letter expresses our opinion as to the Maryland General Corporation Law, addressing matters such as due formation and the authorization and issuance of the Certificates, but does not extend to the securities or "Blue Sky" laws of Maryland or to federal securities or other laws.

We consent to the use of this opinion as an Exhibit to the Registration Statement. In giving this consent we do not admit that we come within the category of persons whose consent is required under section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

Very truly yours,


/s/CORPORATE LEGAL, P.C.

CORPORATE LEGAL, P.C.